UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2026

SideChannel, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28745	86-0837077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

146 Main Street, Suite 405, Worcester, MA 01608

(Address of principal executive offices) (Zip Code)

(508) 925-0114

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On September 23, 2026, SideChannel, Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”) to vote on the following matter:

Proposal No. 1: To approve the amendment of the Company’s certificate of incorporation, as amended (the “Certificate of Incorporation”), to reduce the number of shares of common stock authorized for issuance from 681,000,000 to 13,100,000 shares and to reduce the number of shares of preferred stock authorized for issuance from 10,000,000 to 1,000,000 shares, and to approve a certificate of amendment to the Certificate of Incorporation to effectuate such reductions (“Proposal No. 1”)

As of July 24, 2026, the record date for determination of stockholders entitled to notice of, and to vote at, the Special Meeting (the “Record Date”), there were 4,572,757 shares of common stock outstanding. At the Special Meeting, holders of 2,843,743 shares of common stock were represented in person or by proxy, constituting a quorum. The final voting results with respect to Proposal No. 1 are set forth below:

For	Against	Abstain	Broker Non-Votes
2,680,894	162,791	58	-

As disclosed in the Company’s proxy statement relating to the Special Meeting, Proposal No. 2 (the adjournment proposal) was submitted for the purpose of adjourning the Special Meeting if necessary to permit further solicitation of proxies in the event that there were insufficient votes to approve Proposal No. 1. Because Proposal No. 1 received sufficient votes for approval, the condition for the adjournment proposal did not occur. Therefore, Proposal No. 2 was rendered moot and was not presented for action at the Special Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SideChannel, Inc.

Date: September 25, 2026	By:	/s/ Brian Haugli
	Name:	Brian Haugli
	Title:	Chief Executive Officer